Investor Relations Contacts:
Lawrence Delaney, Jr., The Berlin Group
Tel: 714-734-5000; larry@berlingroup.com
Kris Magnuson, Exec. VP/CFO
JDA Software Group, Inc.	JDA Software Group, Inc
NEWS RELEASE	Tel: 480-308-3000

JDA Software Announces Fourth Quarter 2003 Results
JDA Increases 4Q’03 Total Revenues and Product Revenues over 4Q’02

Scottsdale, Ariz. – January 20, 2004 – JDA® Software Group, Inc. (Nasdaq: JDAS) today announced financial results for the quarter and fiscal year ended December 31, 2003. JDA reported fourth quarter 2003 revenues of $55.2 million and software revenues of $16.9 million, compared to total revenues of $53.3 million and software revenues of $18.0 million in fourth quarter 2002. The company also reported GAAP net income of $223,000, or $0.01 per share in fourth quarter 2003, as compared to net income of $950,000 or $0.03 per share in fourth quarter 2002. These results are consistent with the preliminary fourth quarter 2003 results announced on January 6, 2004.

     The adjusted non-GAAP income for fourth quarter 2003 was $0.05 per share, which excludes amortization of intangibles and acquired software technology, and relocation costs to consolidate development and support activities, compared to adjusted non-GAAP income of $0.11 per share in fourth quarter 2002, which excludes amortization of intangibles and acquired software technology, restructuring charges, relocation related costs, and a non-recurring tax benefit ($2.5 million).

     “Our Americas region continued its trend of improvement, achieving sequential growth with fourth quarter 2003 software license revenues coming in slightly higher than third quarter 2003. However, sequential software license revenues in Europe and Asia Pacific were down compared to third quarter 2003,” commented CEO Hamish Brewer. “Our European region was set back by a number of deals slipping out of the fourth quarter, however, no deals were lost to competitors.”

     “Maintenance revenues for fourth quarter 2003 grew 20% over fourth quarter 2002. In addition, our customer base of more than 4,600 companies delivered 70% of our software revenues in fourth quarter 2003. We remain committed to our large investment in product development which will culminate with the release of our first .Net based Portfolio solutions starting later this year. We will begin delivering finished product to our beta customers under this multi-year project during first quarter 2004,” added Brewer.

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JDA Reports 4Q Earnings

FISCAL YEAR 2003 RESULTS

     JDA reported annual revenues of $207.4 million for 2003, a 5% decrease from $219.5 million in 2002. With $59.3 million in software licenses and $71.1 million in maintenance revenues, product revenues for 2003 were $130.4 million, a 5% increase over $124.2 million in 2002. Service revenues were $77.0 million in 2003 versus $95.3 million in 2002. GAAP net income for 2003 was $2.6 million, or $0.09 per share, compared to GAAP net income of $8.9 million, or $0.31 per share in 2002.

     The adjusted non-GAAP income for 2003 was $0.25 per share, which excludes amortization of intangibles and acquired software technology, relocation related costs, a gain on sale of office facility, and a non-recurring tax benefit from R&D capitalization ($938,000), compared to adjusted non-GAAP income of $0.55 per share in 2002, which excludes amortization of intangibles and acquired software technology, relocation related costs, purchased in-process research and development, restructuring, asset disposition and other charges, and a non-recurring tax benefit ($2.5million).

FOURTH QUARTER 2003 HIGHLIGHTS

•	Fast, Early Success with Java-based Store Systems: JDA completed the first implementation of its Java-based Portfolio POS™ point of sale system at Family Christian Stores. The retailer licensed Portfolio POS in third quarter 2003 and by the week of November 10, 2003 all nine of its Chicago stores were installed as planned and scheduled. Placing JDA in an excellent position to aggressively pursue the growing market for store systems, this first implementation confirmed that JDA’s new PPOS could deliver strong functional performance, scalability and stability during a retailer’s busiest selling period.

•	Strong Demand for Strategic Merchandise Management: JDA leveraged its unique strength in delivering the leading analytic and optimization solutions, including freshly enhanced products from its E3®, Arthur™, Intactix™, Engage™ and Vista™ lines, with most of software license revenues in fourth quarter 2003 coming from its Strategic Merchandise Management suites. The Portfolio Advanced Replenishment by E3 and the JDA Intellect™ suite of advanced mathematical modeling products showed the biggest gains.

•	Collaborative Solutions Show Solid Gains: JDA continued to prove its leadership position with its Portfolio Collaborative Solutions as software licenses and total revenues in fourth quarter 2003 increased by 55% and 27%, respectively, over fourth quarter 2002. Today, more than 200 trading partners rely on JDA solutions to support over $3.6 billion in trade volume, up from 136 trading pairs in fourth quarter 2002.

•	Host Merchandising Systems business continues to Progress: With three new deals signed in fourth quarter 2003, JDA’s merchandising systems business continues the early signs of improvement highlighted in third quarter 2003. “While we still have a long way to go before we can declare significant

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JDA Reports 4Q Earnings

growth, we believe these new customers for JDA’s heritage product lines are encouraging indicators of a turning market,” added Brewer.

•	Aggressive New Product Development Spending: JDA invested $13.0 million in fourth quarter 2003, an increase of 22% over fourth quarter 2002, to enhance and expand the JDA Portfolio while progressing its next generation applications within the Microsoft .Net framework.

     JDA ended the year 2003 with $114.7 million in cash and marketable securities compared to $101.9 million at December 31, 2002. For the year ended December 31, 2003, the Company generated $19.8 million in cash flow from operations compared to $41.5 million in 2002. Cash flow from operations was neutral in fourth quarter 2003 primarily due to a $2.1 million decrease in our deferred tax liability as well as seasonal reductions in deferred maintenance revenues. DSOs dropped to 65 days in fourth quarter 2003 compared to 79 days in fourth quarter 2002.

JDAS CONFERENCE CALL INFORMATION

     JDA will hold its regularly scheduled conference call at approximately 4:45 pm ET. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA Fourth Quarter 2003 Earnings.” A replay of the conference call will begin January 20, 2004 at 9:00 pm ET and will end on February 3, 2004 at 12:00 am ET. Callers can hear the replay by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using access code 4359768.

     To participate in a Web cast of the call visit the following web page at the time of the conference call: http://www.viavid.net/detailpage.aspx?sid=000018AA.

ABOUT JDA SOFTWARE

     With more than 4,600 retail, manufacturing and wholesale clients in 60 countries, JDA Software Group, Inc. (Nasdaq: JDAS) is a global leader in delivering integrated software and professional services for the retail demand chain. By capitalizing on its market position and financial strength, JDA commits significant resources to advancing JDA Portfolio, its suite of merchandising, POS, analytic and collaborative solutions that improve revenues, efficiency and customer focus. Founded in 1985, JDA is headquartered in Scottsdale, Arizona and employs more than 1,200 associates operating from 31 offices in major cities throughout North America, South America, Europe, Asia and Australia. For more details, visit www.jda.com, call 1-800-479-RETAIL (7382) or email info@jda.com.

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JDA Reports 4Q Earnings

     This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation: (i) our discussion of our investment in our new products and the anticipated beta release of our first. Net products during the first quarter 2004; (ii) any forward-looking implication that deals that did not close in the fourth quarter will close in future quarters; (iii) our statement that the market for store systems is growing; and (iv) our statement of belief that the market for our host merchandising systems is showing signs of improving and that we are observing indicators of a “turning market” for those products. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) we may not be able to close deals that slipped from fourth quarter 2003, particularly large, complex deals of $1 million or greater; (b) technological and market risks associated with our new products, including the risks that early versions of these products may experience technical difficulties or may not achieve market acceptance; (c) the risk that we may not complete development of our new products on a timely basis, and therefore may not realize revenue from these new products as soon as we currently anticipate; (d) the risk that the market for store systems does not grow; (e) the risk that we are incorrect in our belief that the market for host-based merchandising systems is beginning to improve, and that therefore we will continue to experience reduced demand for these products and reduced demand for the consulting services that generally accompany sales of these products; and (f) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.

     “JDA” and “JDA Portfolio are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.

JDA Reports 4Q Earnings

JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,	December 31,
	2003	2002

ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$77,464	$71,065
Marketable securities	37,266	30,790

Total cash, cash equivalents and marketable securities	114,730	101,855
Accounts receivable, net	40,162	47,077
Income tax receivable	2,447	7,479
Deferred tax asset	4,863	5,564
Prepaid expenses and other current assets	11,768	12,289
Promissory Note Receivable	2,911	—

Total current assets	176,881	174,264
Property and Equipment, net	21,944	21,337
Goodwill	62,397	59,801
Other Intangibles, net	55,640	56,635
Promissory Note Receivable	—	3,017
Deferred Tax Asset	3,763	—

Total assets	$320,625	$315,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,568	$3,020
Accrued expenses and other liabilities	23,034	26,957
Deferred revenue	25,234	23,331

Total current liabilities	50,836	53,308
Deferred Tax Liability	—	4,980
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 29,429,747 and 28,696,688 shares, respectively	294	287
Additional paid-in capital	245,692	237,120
Retained earnings	30,003	27,353
Accumulated other comprehensive loss	(1,648)	(4,199)

	274,341	260,561
Less treasury stock, at cost, 414,702 and 339,702 shares, respectively	(4,552)	(3,795)

Total stockholders’ equity	269,789	256,766

Total liabilities and stockholders’ equity	$320,625	$315,054

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JDA Reports 4Q Earnings

JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

REVENUES:
Software licenses	$16,930	$18,005	$59,283	$66,625
Maintenance services	18,779	15,695	71,111	57,570

Product revenues	35,709	33,700	130,394	124,195
Consulting services	17,758	18,040	70,167	87,608
Reimbursed expenses	1,781	1,569	6,858	7,652

Service revenues	19,539	19,609	77,025	95,260
Total revenues	55,248	53,309	207,419	219,455

COST OF REVENUES:
Cost of software licenses	463	771	1,315	2,035
Amortization of acquired software technology	1,186	1,069	4,518	4,247
Cost of maintenance services	4,619	3,840	17,373	14,292

Cost of product revenues	6,268	5,680	23,206	20,574
Cost of consulting services	15,449	16,080	58,233	63,837
Reimbursed expenses	1,781	1,569	6,858	7,652

Cost of service revenues	17,230	17,649	65,091	71,489
Total cost of revenues	23,498	23,329	88,297	92,063

GROSS PROFIT	31,750	29,980	119,122	127,392
OPERATING EXPENSES:
Product development	13,030	10,643	48,529	41,819
Sales and marketing	11,868	10,090	41,612	39,941
General and administrative	5,815	5,848	23,473	26,978
Amortization of intangibles	825	712	3,067	2,849
Relocation costs to consolidate development and client support activities	76	452	1,794	452
Purchased in-process research and development	—	—	—	800
Restructuring, asset disposition and other charges	—	4,992	—	6,287
Gain on sale of office facility	—	—	(639)	—

Total operating expenses	31,614	32,737	117,836	119,126

OPERATING INCOME (LOSS)	136	(2,757)	1,286	8,266
Other income, net	206	356	1,347	1,700

INCOME (LOSS) BEFORE INCOME TAXES	342	(2,401)	2,633	9,966
Income tax provision (benefit)	119	(3,351)	(17)	1,036

NET INCOME	$223	$950	$2,650	$8,930

BASIC EARNINGS PER SHARE	$.01	$.03	$.09	$.32

DILUTED EARNINGS PER SHARE	$.01	$.03	$.09	$.31

SHARES USED TO COMPUTE:
Basic earnings per share	28,959	28,406	28,645	28,047

Diluted earnings per share	29,715	28,473	29,104	29,074

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JDA Reports 4Q Earnings

JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months		Year Ended
	Ended December 31,		December 31,

	2003	2002	2003	2002

NON-GAAP OPERATING INCOME
Operating income (loss) (GAAP BASIS)	$136	$(2,757)	$1,286	$8,266
Adjustments for non-GAAP measures of performance:
Add back amortization of acquired software technology	1,186	1,069	4,518	4,247
Add back amortization of intangibles	825	712	3,067	2,849
Add back relocation costs to consolidate development and client support activities	76	452	1,794	452
Add back in-process research and development costs	—	—	—	800
Add back restructuring, asset disposition and other charges	—	4,992	—	6,287
Add back gain on sale of office facility	—	—	(639)	—

Adjusted non-GAAP operating income (loss)	$2,223	$4,468	$10,026	$22,901

NON-GAAP OPERATING INCOME, as a percentage of revenue
Operating income (loss) (GAAP BASIS)	1%	(5%)	1%	4%
Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	2%	2%	2%	2%
Amortization of intangibles	1%	1%	1%	1%
Relocation costs to consolidate development and client support activities	—	1%	1%	—
In-process research and development costs	—	—	—	—
Restructuring, asset disposition and other charges	—	9%	—	3%
Gain on sale of office facility	—	—	—	—
Adjusted non-GAAP operating income (loss)	4%	8%	5%	10%
NON-GAAP EARNINGS PER SHARE
Diluted earnings per share (GAAP BASIS)	$.01	$.03	$.09	$.31
Adjustments for non-GAAP measures of performance, net of tax:
Add back amortization of acquired software technology	$.02	$.02	$.10	$.09
Add back amortization of intangibles	$.02	$.02	$.07	$.07
Add back relocation costs to consolidate development and client support activities	—	$.01	$.04	$.01
Add back in-process research and development costs	—	—	—	$.02
Add back restructuring, asset disposition and other charges	—	$.12	—	$.14
Add back gain on sale of office facility	—	—	$(.02)	—
Add back tax benefit from R&D capitalization	—	—	$(.03)	—
Add back tax benefit from resolution of tax audits	—	$(.09)	—	$(.09)

Adjusted non-GAAP earnings per share	$.05	$.11	$.25	$.55

CASH FLOW INFORMATION
Net cash provided by operating activities	$12	$13,770	$19,819	$41,517
Net cash provided by (used in) investing activities	(2,959)	(7,769)	(22,809)	(38,853)
Net cash provided by (used in) financing activities	2,171	(807)	6,790	15,357

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